Exhibit 5.1

HCA Inc.

One Park Plaza

Nashville, Tennessee 37203

June 12, 2019

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of HCA Inc., a Delaware corporation (the “Company”). The Company, HCA Healthcare, Inc., a Delaware corporation and the direct parent of the Company (“Parent Guarantor”), and the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Subsidiary Guarantors” and together with the Parent Guarantor, the “Guarantors”) have filed a Registration Statement on Form S-3 (File No. 333-226709) (as amended as of its most recent effective date (June 5, 2019), the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company is issuing $2,000,000,000 aggregate principal amount of 4 1⁄8% Senior Secured Notes due 2029 (the “2029 Notes”), $1,000,000,000 aggregate principal amount of 5 1⁄8% Senior Secured Notes due 2039 (the “2039 Notes”), and $2,000,000,000 aggregate principal amount of 5¼% Senior Secured Notes due 2049 (the “2049 Notes” and, together with the 2029 Notes and the 2039 Notes, the “Notes”), each unconditionally guaranteed (collectively, the “Guarantees” and, together with the Notes, the “Securities”) (i) on a senior unsecured basis by the Parent Guarantor and (ii) jointly and severally, on a senior secured basis by each of the Subsidiary Guarantors, pursuant to the Underwriting Agreement dated June 5, 2019 (the “Underwriting Agreement”), among the Company, the Parent Guarantor, the Subsidiary Guarantors and the underwriters named therein.

In connection with this opinion, I have reviewed the Registration Statement insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”))) and the prospectus dated August 9, 2018 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement, dated June 5, 2019 (including the documents incorporated therein by reference, together with the Base Prospectus, the “Preliminary Prospectus”), filed pursuant to Rule 424(b) under the Securities Act and the prospectus supplement dated June 5, 2019 (including the documents incorporated therein by reference, together with the Base Prospectus, the “Prospectus”), filed pursuant to Rule 424(b) under the Securities Act; and the free writing prospectus listed on Annex A to the Underwriting Agreement (such free writing prospectus, together with the Preliminary Prospectus, the “Pricing Disclosure Package”). I have also examined the following:

(i)    the Indenture, dated as of August 1, 2011 (the “Base Indenture”) among the Company, the Parent Guarantor, Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee (in such capacity, the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (the “Registrar”);

(ii)    the Supplemental Indenture No. 23 for the 2029 Notes, dated as of June 12, 2019, among the Company, the Parent Guarantor, the Subsidiary Guarantors, the Trustee and the Registrar (the “Twenty-Third Supplemental Indenture”);

(iii)    the Supplemental Indenture No. 24 for the 2039 Notes, dated as of June 12, 2019, among the Company, the Parent Guarantor, the Subsidiary Guarantors, the Trustee and the Registrar (the “Twenty-Fourth Supplemental Indenture”);

(iv)    the Supplemental Indenture No. 25 for the 2049 Notes, dated as of June 12, 2019, among the Company, the Parent Guarantor, the Subsidiary Guarantors, the Trustee and the Registrar (the “Twenty-Fifth Supplemental Indenture” and, together with the Twenty-Third Supplemental Indenture and the Twenty-Fourth Supplemental Indenture, each a “Supplemental Indenture” and together the “Supplemental Indentures;” and the Base Indenture as supplemented by each Supplemental Indentures, each an “Indenture”);

(v)  duplicates of the global certificates representing the Notes;

(vi)  the Guarantees whose terms are set forth in each of the Supplemental Indentures; and

(vii) the Underwriting Agreement.

In rendering the opinions contained herein, I have relied upon my examination or the examination by members of our legal staff or outside counsel (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of the subsidiaries named in Schedule I hereto (the “Schedule I Subsidiaries”), resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Schedule I Subsidiaries and, to the extent obtained, from various state authorities, status telecopies provided by Corporation Service Company and CT Corporation, and such other documents and records relating to the Schedule I Subsidiaries as we have deemed appropriate. I, or a member of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments of all the registrants and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of the Company, the Parent Guarantor and the Schedule I Subsidiaries.

In rendering the opinions set forth below, I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that: (1) each of the Schedule I Subsidiaries is validly existing as a corporation, limited liability company, limited partnership or partnership, as applicable, under the law of its jurisdiction of organization and has full corporate, limited liability company, limited partnership or partnership power and authority, as the case may be, to issue the Guarantees and (2) each Supplemental Indenture has been duly authorized, executed and delivered by each of the Schedule I Subsidiaries.

This opinion letter is given as of the date hereof, and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K of the Parent Guarantor filed with the Commission in connection with the registration of the Notes and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Robert A. Waterman

Robert A. Waterman

Senior Vice President and General Counsel

Schedule I

Guarantors Incorporated or Formed in Jurisdictions Other Than

the State of Delaware or Constituting Delaware General Partnerships or Delaware Limited

Liability Partnerships

Entity Name	Jurisdiction of Incorporation or Formation
Bay Hospital, Inc.	Florida
Brigham City Community Hospital, Inc.	Utah
Brookwood Medical Center of Gulfport, Inc.	Mississippi
Capital Division, Inc.	Virginia
Central Florida Regional Hospital, Inc.	Florida
Central Shared Services, LLC	Virginia
Central Tennessee Hospital Corporation	Tennessee
CHCA Pearland, L.P.	Texas
Chippenham & Johnston-Willis Hospitals, Inc.	Virginia
Citrus Memorial Hospital, Inc.	Florida
Citrus Memorial Property Management, Inc.	Florida
Colorado Health Systems, Inc.	Colorado
Columbia ASC Management, L.P.	California
Columbia Healthcare System of Louisiana, Inc.	Louisiana
Columbia Jacksonville Healthcare System, Inc.	Florida
Columbia LaGrange Hospital, LLC	Illinois
Columbia Medical Center of Arlington Subsidiary, L.P.	Texas
Columbia Medical Center of Denton Subsidiary, L.P.	Texas
Columbia Medical Center of Las Colinas, Inc.	Texas
Columbia Medical Center of Lewisville Subsidiary, L.P.	Texas
Columbia Medical Center of McKinney Subsidiary, L.P.	Texas
Columbia Medical Center of Plano Subsidiary, L.P.	Texas
Columbia North Hills Hospital Subsidiary, L.P.	Texas
Columbia Ogden Medical Center, Inc.	Utah
Columbia Parkersburg Healthcare System, LLC	West Virginia
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	Texas
Columbia Riverside, Inc.	California
Columbia/Alleghany Regional Hospital, Incorporated	Virginia
Columbia/HCA John Randolph, Inc.	Virginia
Columbine Psychiatric Center, Inc.	Colorado
Columbus Cardiology, Inc.	Georgia
Conroe Hospital Corporation	Texas
Dublin Community Hospital, LLC	Georgia
East Florida — DMC, Inc.	Florida
Eastern Idaho Health Services, Inc.	Idaho
Edward White Hospital, Inc.	Florida

Entity Name	Jurisdiction of Incorporation or Formation
El Paso Surgicenter, Inc.	Texas
Encino Hospital Corporation, Inc.	California
Fairview Park, Limited Partnership	Georgia
Frankfort Hospital, Inc.	Kentucky
Galen Property, LLC	Virginia
Green Oaks Hospital Subsidiary, L.P.	Texas
Greenview Hospital, Inc.	Kentucky
H2U Wellness Centers, LLC	Tennessee
HCA — HealthONE LLC	Colorado
HCA Central Group, Inc.	Tennessee
HCA Health Services of Florida, Inc.	Florida
HCA Health Services of Louisiana, Inc.	Louisiana
HCA Health Services of Tennessee, Inc.	Tennessee
HCA Health Services of Virginia, Inc.	Virginia
HCA Pearland GP, Inc.	Texas
HCA Realty, Inc.	Tennessee
HD&S Corp. Successor, Inc.	Florida
Health Midwest Office Facilities Corporation	Missouri
Health Midwest Ventures Group, Inc.	Missouri
HealthTrust Workforce Solutions, LLC	Tennessee
Hendersonville Hospital Corporation	Tennessee
Hospital Corporation of Tennessee	Tennessee
Hospital Corporation of Utah	Utah
HSS Virginia, L.P.	Virginia
HTI Memorial Hospital Corporation	Tennessee
Integrated Regional Lab, LLC	Florida
JPM AA Housing, LLC	Florida
KPH-Consolidation, Inc.	Texas
Largo Medical Center, Inc.	Florida
Las Vegas Surgicare, Inc.	Nevada
Lawnwood Medical Center, Inc.	Florida
Lewis-Gale Hospital, Incorporated	Virginia
Lewis-Gale Physicians, LLC	Virginia
Lone Peak Hospital, Inc.	Utah
Los Robles Regional Medical Center	California
Marietta Surgical Center, Inc.	Georgia
Marion Community Hospital, Inc.	Florida
MCA Investment Company	California
MediCredit, Inc.	Missouri
Memorial Healthcare Group, Inc.	Florida

Entity Name	Jurisdiction of Incorporation or Formation
Midwest Division — RBH, LLC	Missouri
Montgomery Regional Hospital, Inc.	Virginia
Mountain Division — CVH, LLC	Utah
Mountain View Hospital, Inc.	Utah
National Patient Account Services, Inc.	Texas
New Iberia Healthcare, LLC	Louisiana
New Port Richey Hospital, Inc.	Florida
New Rose Holding Company, Inc.	Colorado
North Florida Immediate Care Center, Inc.	Florida
North Florida Regional Medical Center, Inc.	Florida
North Texas — MCA, LLC	Texas
Northern Utah Healthcare Corporation	Utah
Northern Virginia Community Hospital, LLC	Virginia
Northlake Medical Center, LLC	Georgia
Notami Hospitals of Louisiana, Inc.	Louisiana
Okaloosa Hospital, Inc.	Florida
Okeechobee Hospital, Inc.	Florida
Oviedo Medical Center, LLC	Florida
Parallon Business Solutions, LLC	Tennessee
Parallon Enterprises, LLC	Tennessee
Parallon Health Information Solutions, LLC	Tennessee
Parallon Payroll Solutions, LLC	Tennessee
Parallon Physician Services, LLC	Tennessee
Parallon Revenue Cycle Services, Inc.	Missouri
Pasadena Bayshore Hospital, Inc.	Texas
Poinciana Medical Center, Inc.	Florida
Primary Health, Inc.	Texas
PTS Solutions, LLC	Tennessee
Pulaski Community Hospital, Inc.	Virginia
Putnam Community Medical Center of North Florida, LLC	Florida
Redmond Park Hospital, LLC	Georgia
Redmond Physician Practice Company	Georgia
Retreat Hospital, LLC	Virginia
Rio Grande Regional Hospital, Inc.	Texas
Riverside Healthcare System, L.P.	California
Sarasota Doctors Hospital, Inc.	Florida
Southern Hills Medical Center, LLC	Nevada
Southpoint, LLC	Tennessee
Spotsylvania Medical Center, Inc.	Virginia
Spring Branch Medical Center, Inc.	Texas

Entity Name	Jurisdiction of Incorporation or Formation
Spring Hill Hospital, Inc.	Tennessee
Sun City Hospital, Inc.	Florida
Sunrise Mountainview Hospital, Inc.	Nevada
Surgicare of Brandon, Inc.	Florida
Surgicare of Florida, Inc.	Florida
Surgicare of Houston Women’s, Inc.	Texas
Surgicare of Manatee, Inc.	Florida
Surgicare of Newport Richey, Inc.	Florida
Surgicare of Palms West, LLC	Florida
Surgicare of Riverside, LLC	California
Tallahassee Medical Center, Inc.	Florida
TCMC Madison-Portland, Inc.	Tennessee
Terre Haute MOB, L.P.	Indiana
The Regional Health System of Acadiana, LLC	Louisiana
Timpanogos Regional Medical Services, Inc.	Utah
VH Holdco, Inc.	Nevada
VH Holdings, Inc.	Nevada
Virginia Psychiatric Company, Inc.	Virginia
Vision Holdings, LLC	Tennessee
Walterboro Community Hospital, Inc.	South Carolina
WCP Properties, LLC	Tennessee
West Florida — MHT, LLC	Florida
West Florida — PPH, LLC	Florida
West Florida Regional Medical Center, Inc.	Florida
West Valley Medical Center, Inc.	Idaho
Western Plains Capital, Inc.	Nevada
WHMC, Inc.	Texas
Woman’s Hospital of Texas, Incorporated	Texas

Schedule II

Guarantors That Are Corporations, Limited Liability Companies or Limited Partnerships

Incorporated or Formed in the State of Delaware

Entity Name	Jurisdiction of Incorporation or Formation
American Medicorp Development Co.	Delaware
Centerpoint Medical Center of Independence, LLC	Delaware
CHCA Bayshore, L.P.	Delaware
CHCA Conroe, L.P.	Delaware
CHCA Mainland, L.P.	Delaware
CHCA West Houston, L.P.	Delaware
CHCA Woman’s Hospital, L.P.	Delaware
Columbia Rio Grande Healthcare, L.P.	Delaware
Columbia Valley Healthcare System, L.P.	Delaware
Cy-Fair Medical Center Hospital, LLC	Delaware
Dallas/Ft. Worth Physician, LLC	Delaware
EP Health, LLC	Delaware
Fairview Park GP, LLC	Delaware
Good Samaritan Hospital, L.P.	Delaware
Goppert-Trinity Family Care, LLC	Delaware
GPCH-GP, Inc.	Delaware
Grand Strand Regional Medical Center, LLC	Delaware
HCA American Finance LLC	Delaware
HCA — IT&S Field Operations, Inc.	Delaware
HCA — IT&S Inventory Management, Inc.	Delaware
HCA Management Services, L.P.	Delaware
HCA SFB 1 LLC	Delaware
Hospital Development Properties, Inc.	Delaware
Houston NW Manager, LLC	Delaware
Houston — PPH, LLC	Delaware
HPG Enterprises, LLC	Delaware
HSS Holdco, LLC	Delaware
HSS Systems, LLC	Delaware
HTI MOB, LLC	Delaware
Integrated Regional Laboratories, LLP	Delaware
JFK Medical Center Limited Partnership	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
Lakeview Medical Center, LLC	Delaware
Lewis-Gale Medical Center, LLC	Delaware
Management Services Holdings, Inc.	Delaware
Medical Centers of Oklahoma, LLC	Delaware
Medical Office Buildings of Kansas, LLC	Delaware
Midwest Division — ACH, LLC	Delaware
Midwest Division — LRHC, LLC	Delaware
Midwest Division — LSH, LLC	Delaware
Midwest Division — MCI, LLC	Delaware
Midwest Division — MMC, LLC	Delaware
Midwest Division — OPRMC, LLC	Delaware
Midwest Division — PFC, LLC	Delaware
Midwest Division — RMC, LLC	Delaware
Midwest Holdings, Inc.	Delaware
Nashville Shared Services General Partnership	Delaware
North Houston — TRMC, LLC	Delaware
Notami Hospitals, LLC	Delaware
Oklahoma Holding Company, LLC	Delaware
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware
Outpatient Services Holdings, Inc.	Delaware
Palms West Hospital Limited Partnership	Delaware
Parallon Holdings, LLC	Delaware
PatientKeeper, Inc.	Delaware
Pearland Partner, LLC	Delaware
Plantation General Hospital, L.P.	Delaware
Plaza Specialty Hospital, LLC	Delaware
Reston Hospital Center, LLC	Delaware
Riverside Hospital, Inc.	Delaware
Samaritan, LLC	Delaware
San Jose Healthcare System, LP	Delaware
San Jose Hospital, L.P.	Delaware
San Jose Medical Center, LLC	Delaware
San Jose, LLC	Delaware
Sarah Cannon Research Institute, LLC	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
Savannah Health Services, LLC	Delaware
SCRI Holdings, LLC	Delaware
Sebring Health Services, LLC	Delaware
SJMC, LLC	Delaware
Southeast Georgia Health Services, LLC	Delaware
Spalding Rehabilitation L.L.C	Delaware
SSHR Holdco, LLC	Delaware
Terre Haute Hospital GP, Inc.	Delaware
Terre Haute Hospital Holdings, Inc.	Delaware
Terre Haute Regional Hospital, L.P.	Delaware
Trident Medical Center, LLC	Delaware
U.S. Collections, Inc.	Delaware
Utah Medco, LLC	Delaware
Vision Consulting Group, LLC	Delaware
Weatherford Health Services, LLC	Delaware
Wesley Medical Center, LLC	Delaware